Exhibit 14.1


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Post-Effective Amendment No. 1 to Form N-14 (Registration No. 333-23797) of Federated American Leaders Fund, Inc. of our report dated May 15, 1996, included in its Annual Report dated March 31, 1996, and to all references to our firm included in Post-Effective Amendment No. 1 to this registration statement.

/s/ ARTHUR ANDERSEN LLP
Arthur Andersen LLP

Pittburgh, Pennsylvania,
June 4, 1997